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                                                             Exhibit 2.2


                                  AMENDMENT TO
                            SHARE EXCHANGE AGREEMENT

         THIS AMENDMDENT TO SHARE EXCHANGE AGREEMENT ("this Agreement") is made and entered into as of this 29th day of November, 1999 by and among PEACHTREE FIBEROPTICS, INC., a Delaware corporation ("PFI"), VFINANCE HOLDINGS, INC., a Florida corporation ("VHI") and the shareholders of VHI listed on the counterpart signature pages hereto constituting all of the shareholders of VHI (collectively, "VHI Shareholders"); and UNION ATLANTIC LC a Florida limited liability company ("UALC"), and the members of UALC listed on the counterpart signature pages hereto constituting all of the members of UALC (collectively, "UALC Members").

                                    RECITALS:

         A. PFI, VHI, VHI Shareholders, Union Atlantic LC and UALC Members (collectively, the "Parties") desire to amend the Share Exchange Agreement dated as November 8, 1999 by the between them (the "Share Exchange Agreement") with respect to the Class B Shares referenced in such Share Exchange Agreement.

         B. The Parties have been advised by counsel to PFI that the Class B Share structure creates undue corporate governance issues beyond that which was contemplated by the Parties.

         C. The Parties intended to provide the holders of the Class B Shares common the ability to control the Board of Directors which ability should be reduced commensurate with the reduction in ownership of such Class B common and whereas the Parties do not desire to create two classes on the Board one of which would be elected by the holders of the Class B Shares and the other by the Common Share owners.

         D. The Parties have been advised of a more effective structure to accomplish such intention by legal counsel to PFI.

         E. The Parties desire to amend the Share Exchange Agreement to provide such effective structure.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties, intending to be legally bound, agree as follows:

         1.1 CLASS B SHARES REFERENCES. All references to Class B Shares in the Share Exchange Agreement and all Schedules and Exhibits thereto shall be deleted in its entirety and replaced in all instances with "Class A Common Stock". Any and all corporate governance/voting characteristics associated with such Class B Shares prior to such amendment which are described in the Share Exchange Agreement and all Schedules and Exhibits thereto shall be deleted in their entirety. Any and all references to the "Class A Common Stock" shall be deemed to include the corporate governance/voting characteristics of the Class A Common Stock described in Paragraphs 5.1 and 5.2 as amended herein.

         1.2 AMENDMENT TO PARAGRAPHS 5.1 AND 5.2. Paragraphs 5,1 and 5.2 of the Share Exchange Agreement shall be deleted in their entirety and replaced with the following provisions:

         5.1 ORGANIZATION AND GOOD STANDING. PFI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted. The authorized capital stock of PFI presently consists of 20,000,000 shares of Common Stock, of which 546,334 shares are issued and outstanding as of September 30, 1999, with obligations by PFI is issue an additional 778,666 shares plus various grants of options or warrants prior to, concurrent with, or following the Exchanges. Within 150 days after the closing of this transaction, PFI shall amend its Articles of Incorporation to permit the issuance of the Class A Common Stock. Since




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         the issuance of the Class A Common Stock has not been authorized prior to the date of this Agreement, PFI shall issue to the UALC Members shares of PFI stock common in the same amounts to the UALC Members designated to receive the Class A Common Stock as set forth on Exhibit B; and, immediately following the due authorization of the Class A Common Stock, each of the UALC Members designated to receive the Class A Common Stock will be entitled to exchange those shares of PFI common stock for an equivalent number of Class A Common Stock. PFI is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by PFI or the nature of the business transacted by it make such license or qualification necessary.

         5.2 THE CLASS A COMMON STOCK. The Class A Common Stock to be issued to the UALC Members (and any shares of common stock issued prior to the authorization of the Class A Common Stock) described in Exhibit B have been or will have been duly authorized by all necessary corporate and shareholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable. The Class A Common Stock, par value $.01, will consist of 6,250,000 authorized shares. The Class A Common Stock shall be convertible on a share for share basis into the Common Stock of the Company. Furthermore, the Class A Common Stock holders shall be entitled to five votes per share of Class A Common Stock in the election of the Board of Directors, voting with the common shareholders as a single class; and shall be entitled to one vote per one share of Class A voting rights on all matters submitted to the common shareholders, voting with the common shareholders as a single class, except as otherwise provided by law. A majority vote of the Class A Common Stock holders and a majority of the Common Shareholders, in addition to a resolution of a majority of the Board of Directors, shall be required to increase the maximum number of directors of the corporation. The parties to this Agreement have the effect of delaying, deferring or making more expensive or difficult a change in control.

         2. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which, when so executed, will constitute an original copy hereof, but all of which together will be considered but one and the same document.

         3. OTHER PROVISIONS. All other provisions of the Share Exchange Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                PEACHTREE FIBEROPTICS, INC.

                                By:  /s/ Signey Levine
                                     ----------------------------------------
                                       Sidney Levine, Director and
                                       Authorized Representative

                                VFINANCE HOLDINGS, INC.

                                By:  /s/ Leonard J. Sokolow
                                     ----------------------------------------
                                        Leonard J. Sokolow, President

                                VHI SHAREHOLDERS:

                                INSINGER VENTURE CAPITAL LIMITED

                                By: /s/ F.M.C Limited, Director
                                     ----------------------------------------

                                    ________________Authorized Representative


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                                   GENESIS PARTNERS, INC.

                                   By:  /s/ Leonard J. Sokolow
                                        -------------------------------------
                                           Leonard J. Sokolow, President


                                   TIMOTHY MAHONEY

                                   By:  /s/ Timothy Mahoney
                                        -------------------------------------
                                            Timothy Mahoney


                                   UNION ATLANTIC LC

                                   By:  /s/ Timothy Mahoney
                                        -------------------------------------
                                            Timothy Mahoney, Member and
                                              Authorized Representative


                                   UALC MEMBERS:

                                   BAYARD MANAGEMENT SERVICES (BVI) LIMITED

                                   By: /s/ Martin Crespel
                                       --------------------------------------
                                   Sole Director, Authorized Representative


                                   GENESIS PARTNERS, INC.

                                   By: /s/ Leonard J. Sokolow
                                       --------------------------------------
                                         Leonard J. Sokolow, President

                                   HIGHLANDS GROUP

                                   By:  /s/ Timothy Mahoney
                                        -------------------------------------
                                            Timothy Mahoney